Exhibit (e)(29)

SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Severance Agreement and Release of Claims (“Agreement”) is hereby made and entered into by and between Ho Shin (“Employee”) and Millennial Media, Inc., including any of its parents, subsidiaries, affiliated and/or related entities, and their directors, administrators, officers, employees, agents, insurers, attorneys, representatives and assigns (“Millennial” or the “Company”). Employee and Millennial are collectively referred to herein as the “Parties.”

WITNESSETH

WHEREAS, on September 3, 2015, Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AOL Inc., a Delaware corporation (“AOL”), and Mars Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AOL (“Acquisition Sub”), pursuant to which Acquisition Sub will, on the terms and subject to the conditions set forth in the Merger Agreement, conduct a tender offer for all of the Company’s common stock and then merge with and into the Company (“Merger”);

WHEREAS, pursuant to the Merger Agreement, the Acquisition Sub has commenced a tender offer (the “Offer”) to acquire all outstanding shares of common stock of the Company and, subject to the terms and conditions set forth in the Merger Agreement, following completion of the Offer, Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of AOL (the completion of the Merger taking place on the “Effective Date”);

WHEREAS, Employee is a current employee of Millennial; and

WHEREAS, in connection with the Merger, and contingent upon the completion of the Merger, the Parties have decided to end their employment relationship and acknowledge that Employee’s employment with the Company will cease at the close of business on the Effective Date (the “Separation Date”);

WHEREAS, the Parties wish to finally resolve all matters, if any, between them as of the date of this Agreement, and have therefore agreed to the terms set forth in this Agreement:

NOW, THEREFORE, for and in consideration of the aforesaid promises and the mutual promises hereinafter expressed in this Agreement, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, and subject to Paragraph 21, below, the Parties do hereby agree as follows:

Severance Payments. If Employee elects to sign this Agreement within sixty days of the Separation Date (“Acceptance Period”), does not revoke it within the seven (7) day revocation period set forth below (“Revocation Period”) and otherwise complies with Employee’s obligations under this Agreement, Millennial agrees to continue to pay Executive as severance Executive’s then-effective Base Salary for a period of six months (6) following Executive’s Separation from Service (the “Severance Period”), less applicable withholdings and deductions, on the Company’s regular payroll dates. The company will not make any payments to Executive with respect to any of these benefits prior to the 60th day following Executive’s Separation from

Service. On the 60th day following Executive’s Separation from Service, and provided that Executive has delivered this signed release, the Company will make the first payment to Executive in a lump sum equal to the aggregate amount of payments that the Company would have paid Executive through such date had the payments commenced on the date of Executive’s Separation from Service through such 60th day, with the balance of the payments paid thereafter on the schedule described above. If the Employee has not returned a signed copy of the Agreement within the Acceptance Period, Employee will not receive the Severance Amount. Likewise, if Employee revokes the Agreement within the Revocation Period, Employee will not receive the Severance Amount. Millennial also agrees to pay Employee for work performed through the Separation Date, and for unused or accrued vacation time. In addition, contingent upon the Merger, Employee will be paid his/her 2015 Bonus as calculated in accordance with the Merger Agreement. Also contingent upon the Merger, any and all stock options and/or restricted stock units previously granted to Employee shall become fully vested as of the Effective Date and shall be treated in accordance with the Merger Agreement.

2.                                      Continuation of Health Insurance Coverage. The company agrees to pay for the employee’s group health insurance coverage for the first 6 months after separation (beginning November 1, 2015) if the Employee timely elects and remains eligible for this coverage. After that, the parties agree that a qualifying event shall occur for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and that thereafter Employee will be eligible to elect COBRA continuation coverage in accordance with applicable federal law.

3.                                      The Company’s obligation to provide group health insurance will end immediately if Employee obtains health care insurance from any other source. In addition, if at any time the Company determines, in its sole discretion, that providing group health care coverage would be reasonably likely to result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing group health care coverage, the Company will instead pay Employee, on the first day of each remaining month during the group health care coverage period, a fully taxable cash payment equal to the group health care payment, subject to applicable tax withholdings and deductions.

4.                                      General Release by Employee. Employee agrees for himself and his heirs, executors, agents, successors, predecessors, personal representatives, administrators, and assigns to release and forever discharge Millennial and AOL, including any of their parents, subsidiaries, affiliated and/or related entities or insurers, as well as their directors, administrators, officers, employees, insurers, agents, representatives and assigns, from any and all administrative claims, demands, actions, causes of action, statutory rights, duties, debts, sums of money, lawsuits, contracts, agreements, controversies, promises, damages (whether actual, punitive, or exemplary or of some other nature or kind), including without limitation, wages, benefits, back pay, front pay, and emotional distress, obligations, responsibilities, liabilities (including attorneys’ fees and costs actually incurred), accounts, injunctions, judgments, jury verdicts, and any other relief of any kind whatsoever, whether known or unknown, suspected or unsuspected, arising up to and including the date of execution of this Agreement. Causes of action released include, but are not limited to, breach of express or implied contract, covenant of good faith and fair dealing, all claims for discrimination, harassment, or retaliation, all claims for violation of public policy, all claims for alleged unpaid bonuses, wages, or other amounts, and all claims arising under, but not limited to, the following statutes: Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Civil Rights Act of 1866, the Family and Medical Leave Act, the Fair Labor Standards Act, Employee Retirement Income Security Act, the Occupational Safety and Health Act, the National Labor Relations Act, the Rehabilitation Act of 1973, Title 20 of the State Government Article of the Maryland Code, the Maryland Flexible Leave Act, the Maryland Declaration of Rights, the Maryland Equal Pay Act, the Maryland Reasonable Accommodations for Disabilities Due to Pregnancy Act, the New York State Human Rights Law, the New York Labor Law, the New York Whistleblower Law, the New York Worker’s Compensation Law, all New York leave laws, the New York City Administrative Code, the New York City Human Rights Law, and all other federal, state, and/or local laws and/or common law claims relating to employment, benefits, or otherwise applicable to the relationship between Employee and Millennial or AOL. Employee further agrees that if s/he attempts to avoid or set aside the terms of this general release, or if Millennial or AOL, as applicable, successfully asserts this general release as a defense or bar to any claim asserted by Employee, s/he shall be liable for the reasonable attorneys’ fees and costs to Millennial or AOL, as applicable, in defending such claims or asserting such defense based on this general release. This release does not include any claim which, as a matter of law, cannot be released by private agreement, or any claim arising from an alleged breach of any provision of this Agreement by either party.

5.                                      Age Discrimination Release Notification. This Agreement includes a release of all claims under the ADEA and, therefore, pursuant to the requirements of 29 U.S.C. §626(f), Employee acknowledges that s/he has been advised:

(a)                                 that this release includes all claims under the ADEA arising up to and including the date of execution of this Agreement but does not include claims that have not yet occurred;

(b)                                 to consult with an attorney and/or other advisor of his/her choosing concerning his/her rights and obligations under this Agreement;

(c)                                  to fully consider this Agreement before executing it; and

(d)                                 that this Agreement shall become effective and enforceable seven (7) days following execution of this Agreement by Employee, unless Employee revokes his/her acceptance within the seven (7) day period by delivering written notice to Ho Shin, General Counsel.

Employee hereby acknowledges and agrees that s/he has been offered ample time and opportunity, and at least forty-five (45) days, to consider this Agreement before execution and that the amount of time s/he took to consider it was sufficient. Employee further acknowledges that any changes to the Agreement do not restart the 45 day consideration period. In addition, Employee acknowledges that s/he has received the information required under the Older Workers Benefit Protection Act in the form attached as Exhibit A. Accordingly, Employee acknowledges that the deadline for returning a signed copy of this Agreement is forty-five (45) days from his/her Separation Date.

6.                                      Confidentiality of Agreement. Employee agrees to keep the negotiations, fact, amount, and terms of this Agreement in strict confidence, and not to disclose this document or its contents to any person other than his/her spouse, lawyer(s), accountant(s), or income tax preparer(s), except pursuant to written authorization by Millennial or as compelled by law or court order.

7.                                      Covenant Not To Sue. Employee represents that s/he has not filed any complaints, claims, charges, or actions against Millennial with any state, federal, or local agency or court, and, with the exception set forth below, that s/he will promptly withdraw and dismiss (or cause to be withdrawn and dismissed) with prejudice and without an award of attorneys’ fees or costs to any party any complaint, claim, charge, or action filed with any state, federal, or local agency or court against Millennial. Employee further agrees that, with the exception set forth below, neither s/he nor any other person or entity may bring any complaint, claim, charge or action on his/her behalf falling within the terms of the General Release contained herein, and that, should any such complaint, claim, charge, or action be brought on his/her behalf, s/he will cooperate with Millennial and its attorneys in seeking a prompt dismissal of that complaint, claim, charge or action. The Parties agree that any breach of this provision by Employee is a material breach of this Agreement for which Millennial may immediately seek legal, equitable, injunctive, monetary or any other appropriate relief without the posting of a bond or any guarantee. Such relief will include damages resulting from such breach and any and all attorneys’ fees and costs incurred in successfully pursuing any claim for such breach.

Notwithstanding the above, this Agreement does not affect the right or ability of the Equal Employment Opportunity Commission (“EEOC”), or any other state or local fair employment practices agency, to enforce applicable employment discrimination statutes. It also should not be construed as a restriction of any such agency’s right to independently take whatever actions are authorized by its enabling statute. In addition, Employee understands that nothing herein prevents him/her from filing an administrative charge of discrimination with the United States Equal Employment Opportunity Commission (“EEOC”) or state or local fair employment practices agency. With respect to any such filing, however, Employee agrees that s/he shall not seek, accept, or be entitled to any monetary or other relief of any kind, whether for himself/herself individually or as a member of a class or group, arising from an EEOC Charge filed by him/her or on his/her behalf. In addition, nothing herein shall be interpreted to discourage or interfere with Employee’s rights under the Older Workers Benefit Protection Act to test the knowing and voluntary nature of the waiver of claims under the Age Discrimination in Employment Act, or to prevent the exercise of such rights.

8.                                      Cooperation. Employee agrees to cooperate reasonably with Millennial to provide such information as may be from time to time requested in connection with pending and future litigation or any investigation or review by any federal, state, or local regulatory authority (including claims asserted with administrative agencies) involving Millennial. Except as requested by Millennial or as compelled by law or judicial process and subject to Paragraph 6 above, Employee will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys in any proceeding, investigation, or inquiry raising issues under any federal, state, or local law, or in any other litigation against Millennial; nor will Employee participate in any class action against Millennial or accept any money recovered on his/her behalf by others. If Employee receives a subpoena seeking testimony, documents, or information that Employee may have related to Millennial, s/he shall provide Millennial through its General Counsel Ho Shin (or his designated successor) with a copy of the subpoena prior to the date specified for compliance and no later than four (4) business days following his/her receipt of it. This Agreement is not intended to, and shall not be construed to, in any way limit or affect the testimony which Employee gives in any litigation, hearing, or other matter; instead, it is understood and agreed that Employee will at all times testify fully, truthfully, and accurately, whether in deposition, trial, or otherwise.

9.                                      Agreements Surviving Termination. Employee acknowledges that, during his/her employment, s/he entered into a Nondisclosure and Development Agreement (“Nondisclosure Agreement”). Employee acknowledges and agrees that s/he will continue to be bound by the terms of the Nondisclosure Agreement. In addition, any other agreements that Employee may have signed with Millennial during his/her employment that survive his/her termination or that contain certain provisions surviving termination remain in effect. However, to the extent any terms of those agreements are contrary to or inconsistent with any terms of this Agreement, the terms of this Agreement control.

10.                               Return of Property and Preservation of Documents. Employee agrees that s/he will return all Jumptap/Millennial computer and other equipment. Employee further agrees that, if s/he has any email or other documents related to Jumptap/Millennial’s business on any computer or other personal equipment or in hard copy, s/he will notify Millennial of this by the Separation Date and, if Millennial chooses to do so, will make arrangements to have Millennial preserve these documents.

11.                               Nondisparagement. The Parties mutually agree not to engage in any communications, written or oral, or cause or encourage others to make any such communications, that defame or disparage the personal and/or business reputations, practices or conduct of one another. The Parties further agree that any breach of this provision is a material breach of this Agreement for which the non-breaching party may immediately seek legal, equitable, injunctive, monetary, or any other appropriate relief in a court of competent jurisdiction. Such relief shall include, but is not limited to, the recovery of reasonable attorneys’ fees and costs incurred in successfully pursuing any claim for a breach of this provision and any other economic, compensatory, and/or consequential damages caused by such breach. Notwithstanding the terms of this provision, the Parties shall respond truthfully in response to a subpoena or court order.

12.                               References. Millennial agrees that in response to inquiries from Employee’s prospective employers it will adhere to its standard policy of confirming position and dates of employment. All such inquiries will be handled by the Human Resources Department.

13.                               No Admission. The parties understand and agree that all alleged liability between them is expressly denied, and that the present Agreement constitutes the compromise of disputed claims.

14.                               Binding Successors, Heirs, and Assigns. This Agreement shall bind and ensure to the benefit of the parties’ successors, heirs, and assigns.

15.                               Medicare Representations and Indemnification. Employee affirms and warrants that Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, is not eligible for, and has not applied for or sought benefits from Medicare. Employee agrees to indemnify and hold Millennial harmless for any penalties or liability, including interest, that may be asserted against Millennial pursuant to Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, 42 U.S.C. § 1395y(b)(8) as a result of the payments and other benefits described in Sections 1 and 2 of this Agreement.

16.                               Representations and Warranties Regarding FLSA. Employee represents that s/he has received any and all wages and commissions for work performed and all overtime compensation to which s/he may be entitled and that s/he is not currently aware of facts or circumstances constituting a violation by Company of the Fair Labor Standards Act or comparable state law.

17.                               Choice of Law/Miscellaneous. The validity, interpretation, construction, and performance of the obligations created under this Agreement will be governed by Maryland law without regard to conflicts of law principles. The Parties further agree that any action to enforce this Agreement shall be brought in a federal or state court of competent jurisdiction within Maryland. The Parties agree that venue is proper in this court.

If any portion of this Agreement is declared void or unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. The Parties acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein with regard to the subject matter, basis, or effect of this Agreement. The parties further agree that this Agreement may only be altered by a subsequent written Agreement entered into by an individual with authority to bind Millennial and/or AOL.

18.                               Assignment. Employee may not sell, transfer, assign, or subcontract any right or obligation hereunder except as expressly provided herein without the prior written consent of Company.

19.                               Facsimile/Electronic Signatures, Counterparts, and Headings. Facsimile and electronic signatures shall have the same power and effect as original signatures. This Agreement may be executed independently and separately (i.e., in counterparts) by the respective Parties. If executed in counterparts, each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same Agreement. The headings within this Agreement have been included for the convenience of reference only and shall not affect the meaning or interpretation of the terms herein or the Agreement as a whole.

20.                               Notices to Company. Any notice by Employee to the Company pertaining to this Agreement or any provisions contained in this Agreement shall be sent, by either hand-delivery or certified mail return receipt requested to: Ho Shin or his designated successor at the following address:

2400 Boston Street, Suite 201

Baltimore, MD 21224

21.                               Section 409A. All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), and shall be interpreted in a manner consistent with those exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, both this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. To the extent that this Agreement is subject to Section 409A and fails to comply with Section 409A, the Company reserves the right (without any obligation to do so) to amend restructure, terminate or replace the Agreement in order to cause the Agreement either to comply with Section 409A or not be subject to Section 409A. Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while the Employee is a “specified employee” (as defined by Section 409A), and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Employee’s estate following the Employee’s death. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Section 409A, the Employee’s “separation from service” as defined by Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by an Employee and could occur in either of two years, the payment will occur in the later year. If any payment subject to Section 409A is contingent on the delivery of a release by an Employee and delivery could occur in either of two years, the payment will occur in the later year. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of noncompliance with Section 409A.

22.                               Contingent upon the Merger. This Agreement is contingent upon successful completion of the Merger, and upon such completion, shall become effective upon the Effective Date. If the anticipated Merger does not close, this Agreement shall have no effect and shall terminate as of the termination of the Merger Agreement, and neither the Company nor Employee shall have obligations hereunder.

WHEREFORE, the parties hereto, intending to be legally bound and by their respective signatures below, acknowledge that there exist no other promises, representations or agreements relating to this Agreement except as specifically set forth herein, and that they knowingly and voluntarily enter into this Agreement with a full understanding of its contents and having had sufficient time to consider the Agreement and, if the party chose to do so, to consult with an attorney.

/s/ Ho Shin	DATE:	10/5/15
Employee: Ho Shin

MILLENNIAL MEDIA, INC.

By:	/s/ Robin Eletto	DATE:	10/2/15
Robin Eletto, Chief People Officer

Exhibit A

Older Worker Benefit Protection Act Disclosures

PROGRAM ELIGIBILITY FACTORS

Decisional Unit:	All individuals employed by Millennial as of September 3, 2015.

Eligibility:	Eligible employees are being offered severance in return for signing the Agreement.

Time Limits:	The Agreement must be signed within 45 days of receiving the Agreement and this Exhibit A. Once the signed Agreement is returned, the individual will have seven (7) days to revoke in writing.

PROGRAM SELECTION CRITERIA

This involuntary reduction in force resulted from Millennial’s Merger with AOL and Acquisition Sub, pursuant to which Acquisition Sub will, on the terms and subject to the conditions set forth in the Merger Agreement, conduct a tender offer for all of Millennial’s common stock and then merge with and into the Company.  As part of the transition process, Millennial, AOL and Acquisition Sub determined which positions would be redundant or unnecessary following the Merger and eliminated those positions.  Where there was more than one employee in a position being eliminated, the employee was selected for layoff based on performance and on relative skills and abilities to do the remaining future work.  Below is a list of the ages and job titles of employees in the decisional unit who were and were not selected for layoff and were and were not offered consideration in exchange for signing the Agreement.

Job Title	Age	Selected for Separation

Analyst, Operations	25
Sr. Dir., Global Video	30
Analyst, Operations	26
Associate Designer	29
Sr Data Scientist	32
Network Architect	26
Engineer, Software	26
Director, Sales	29
Sr Agency Sales Manager	33
Account Manager	27
Principal Data Scientist	39
Assistant, Executive	54	Y
Sr. Client Services Eng.	41
Financial Analyst, FP&A	29

VP, FP&A	45
Operations Analyst, EMEA	31
Engineer, DevOps	30
Sr Software Engineer	39
Systems Administrator	30
Account Director	44
Agency Sales Executive	25
President & CEO	54	Y
Sr Account Manager	28
Sr Account Manager	30
RVP, Southwest	41
Account Director	31
Director,Demand Side Plat	34
Senior Account Manager	25
VP, EMEA Operations	39
Traffic Coordinator	25
Analyst, Ops Engineering	22
Business Dev., Associate	23
Engineer, Software	53
Account Manager	27
UX Designer	28
Account Director	32
Graphic Designer	23
VP, Marketing Strategy	32	Y
Inside Demand Sales	26
Performance Sales Mgr,SEA	30
Account Executive	25
RVP Sales, Northeast	32
Sales Manager	34
Director, Platform Mktg	37
UI Developer	26
Engineer, Software	29
Director, Project Mgmt	44
Systems Engineer	40
Dir. GMS, Account Mgmt.	33
Sr Accountant	26
Sr Account Manager	27
Sales Manager	29
Sr Software Engineer	33
Manager, Facilities	49
Account Executive	26
Mgr, Software Engineering	46
Analyst, Network	33
Sr. Client Services Eng.	30
Assoc Mgr, Devloper Sol	24
Sr. Analyst, Operations	28

Office Mgr. & Exec. Assis	26
Account Executive	24
SVP, Technology	54
Specialist, Collections	31
Account Manager	26
Interactive Designer	28
Sr Account Manager	31
Account Manager	24
Account Manager	27
Analyst, Operations	28
Mgr, Software Engineering	43
Sr Director, Adv Mktg	42
Sr Director,Creative Srvc	33
Analyst, Operations	28
Sr. Client Services Eng.	50
Director, Programmatic	30
Account Manager	27
Sr Director, Adv Mktg	33
Systems Administrator	43
Sr Director,Measure&Data	35
Pre Sales Designer	28
Collections Specialist	27
Engineer, Software	31
Analyst, Operations	48
Associate Engineer	27
Assistant, Executive	44
Analyst, Operations	25
Director, Analytics	36
Principal Engineer	44
Manager, Traffic	24
Manager, Sales Strategy	27
Ass. Account Manager	25
Manager, CS Production	33
Engineer, Software	28
Sr Interactive Designer	28
Head, International Sales	40
VP, GMS EMEA	34
Sr Analyst, Operations	27
UI Developer	26
Assistant IP Counsel	31
Analyst, Operations	26
Marketing Manager	27
Sr Account Manager	29
VP, Asia Operations	34
Account Director	35
SVP, Business Development	50

EVP, Platform Business	52
Sr. Principal SW Engineer	49
VP, Software Engineering	49
Assoc. Dir. Demand Svcs	29
Analyst, MIS	28
Account Manager	29
Product Manager	25
Chief Operating Officer	58
Perform Sales Exec, EMEA	26
Senior Account Manager	30
Coordinator, Traffic	24
Sr Operations Mgr, EMEA	26
Director, FP&A	41
Account Executive	24
Designer, Interactive	29
Principal Software Eng	34
Director, Sales	37
Sr Director, MM Sales	33
Director, Product Mktg	34
Sr Interactive Designer	29
Agency Sales Manager	33
Director, Prod Management	56	Y
Sr Director, Sales Ops	35
Account Executive	32
Account Executive	28
Analyst, Operations	32
Mgr, Software Engineering	30
IP Counsel	39
Salesforce Administrator	38	Y
Sr. Traffic Coordinator	26
Perform Sales Exec, EMEA	26
VP, Account Management	31
VP, Software Engineering	46
Architect	57
Account Coordinator	24
Agency Sales Manager	30
Senior Designer	33
Engineer	26
Engineer	27
Sr Software Engineer	61
Account Director	31
Mgr, Software Engineering	40
Country Manager, France	34
Associate HR Manager	30
Manager, Financial Report	28
Sr Analyst, Financial	48

Engineer, Software	34
EVP, Chief People Officer	54	Y
Specialist, Billing	31
Sr. Principal Soft. Eng.	54
Analyst, Operations	28
Corporate Counsel, Int’l	35
Sales Manager	32
Associate General Counsel	34
Sr Director, L & D	32
Account Manager	27
Director, Marketing &Comm	30
Sr. Technology Comm. Spec	35
Analyst, Operations	25
Marketing Manager	28
Analyst, Operations	30
VP, Product Management	39
Sr Account Manager	30
Sr. Mgr. Platform Mktg	28
Sr Account Manager	26
Assoc. Interact. Designer	28
Director,Network Analytic	29
Sr Software Engineer	30
Sr Marketing Manager	30
Engineer, Software	33
Dir. GMS, Account Mgmt.	30
Senior Systems Engineer	51
Analyst, Ops Engineering	25
Associate Designer	31
Engineer, Software	31
RVP, Sales	31
VP, CPG & Retail	42
Analyst, Operations	25
Software Architect	40
Director, Product Design	41
Sr Interactive Designer	39
Sr Account Manager	36
President, Platform Bus	43
Sr Software Engineer	39
Account Director	32
Director, Tax	38
Sr Manager, Strategy	27
Traffic Coordinator	24
Sr. Office Manager	44
Sr Director, Acct Mgmt	35
Principal Systems Eng.	44
Account Manager	29

Analyst,Platform Accounts	27
Principal Software Eng	36
Head of Prog. Sales, EMEA	36
Account Executive	25
Director, Prod Management	37	Y
VP, Demand Services	47
Director, Sales Strategy	33
Staff Accountant	45
Dir. Acct, Ops & MME	31
Chief Technology Officer	58
Developer Support	27
Account Executive	27
Mgr, Software Engineering	30
Sr Accountant	33
Account Executive	26	Y
Systems Administrator	47
Software Architect	37
Sr. Director, PS & CS	39
Sr Director,Publisher Dev	42
Specialist, Billing	32
Assistant Controller	36
Traffic Coordinator	25
RVP, Sales	34
Analyst, Operations	24
VP, GMS Account Mgmt.	34
Principal Engineer	42
HR Coordinator	25
Account Manager	33
Senior Director, PMYM	35
VP, Developer Operations	45
Principal Data Scientist	37
Director, Sales	35
Ass. Dir, Publisher Sales	28
Director, Sales	32
Director, Demand Sales	35
Director, Key Accounts	37
Associate Engineer	34
Manager, Engineering	35
Sr Engineer, UI	42
Head, Performance EMEA	35
Mgr, Publisher Sales	31
Sr Director, Business Int	34
EVP & CFO	51
VP, Global Mtkg & Comm.	40
Director,CreativeStrategy	35
Analyst, Operations	26

VP, Sales UK	42
VP, Human Resources	52
Office Coordinator	31
Sr Engineer, UI	51
VP of Architecture	49
President, Media Group	41	Y
Principal Engineer	47
Engineer, Software	28
Mgr, Software Engineering	31
Engineer, Software	59
Sr Account Manager	30
Account Manager	29
VP, Performance Adv	47
SVP, Accounting & CAO	45
Sr. Director, Strategy	36
Analyst, Operations	23
Designer, Interactive	48
Account Director	29
Sr Director, Perf Ops	28
Director, Sales	38
Sr. Director, Strategy	35
Principal Software Eng	38
Manager, Business Analyst	31
Associate Manager,Product	26
Director, Sales	32
Mgr, Infrastructure Ops	38
SVP, North America	36
Director, Program Mgmt	45
Head of Business Dev.	34
VP, Technology Operations	42
VP, Product Management	41
Sr. Analyst, Ops Eng	28
Manager, Collections	62
Strategy Manager	28
Analyst, Business Intel	40
Assc Account Manager, GMS	23
Sr. Product Manager	28
Sales Manager	36
Supply Analyst, GMS	28
Analyst, Operations	24
Engineer, Software	26
Sr Account Manager	27
Sr Account Manager	27
Manager, Compensation	29
Engineer, Software	27
Agency Sales Manager	31

Sr. Media Planner	26
Analyst, Operations	26
Sr Engineer, QA	54
Engineer, Software	30
Head of Acct. Mgmt. EMEA	34
Assoc Dir, Perf Acct Srvc	26
Sr. Mgr. Internal Comm	35
Account Manager	28
Manager, Exchange Ops	32
Sr Director, Product Mgmt	34
Director, Strategic Integ	31
Sr Analyst, Operations	27
Office Manager	26
Systems Engineer, App Ops	27
Creative Service Coord.	25
Manager, UX Design	31
Account Manager	31
Account Executive	26
Engineer, Software	25
Account Director	32
Coordinator, Traffic	23
Sr. BI Analyst	28
Accountant Office Manager	27
Sr Product Manager	34
Engineer, Software	34
Account Manager	28
Senior Systems Engineer	39
Engineer, Software	28
Business Dev., Associate	22
Sr Agency Sales Manager	34
Sales Manager	31
Mgr, Publisher Sales	28
Analyst, Optimization	25
Analyst, Ops Engineering	25
Analyst, GMS	25
Sr Director, Operations	30
Sr Recruiter, Technical	30	Y
Account Executive	39
Director, Developer Ops	50
VP, Publisher Sales	42
Sr Manager, Operations	28
Analyst, Operations	26
Systems Engineer	26
Account Manager	26
Planning Executive	26
VP, Product Management	35

Analyst, Operations	31
Engineer, Software	27
Account Executive	27
Sr. Demand Services Mgr.	30
Director, Data Solutions	35
Principal Software Eng	55
Engineer, Software	22
Account Executive	34
Sr Account Manager	29
Engineer, Software	31
Account Manager	25
Account Executive	28
Managing Dir., Platform	43
Account Executive	42
Business Dev., Associate	26
Director, Operations	26
Sr Partner Integ Spclst	28
Dir., Software Engineer	54
Office Manager	46
Engineer, QA	25
Analyst, Client Tech Srvc	48
Product Manager	25
Manager, Engineering	38
Engineer	57
Engineer, Software	28
Operations Assoc., EMEA	27
Analyst, Ops Engineering	24
Specialist, Exchange Ops	26
Engineer, Software	25
Sr Data Scientist	31
VP, Human Resources	47
Mgr, Software Engineering	44
Account Coordinator	28
Director, Product Ops	33	Y
VP, Strategic Accts, APAC	42
Paralegal	36
Analyst, Operations	26
Account Executive	29
Assistant Dir Demand Svcs	33
Account Executive	34
Strategy Manager	24
Account Executive	27
Engineer, Client Services	30
Director, Account Mgmt	26
Engineer, Software	26
Account Executive	34

Mgr,Office Srvcs&Engage	52
Traffic Coordinator	24
Sr Software Engineer	29
Principal Software Eng	44
Sales Coordinator	23
Specialist, Collections	34
Strategy Executive	23
Principal Software Eng	44
Sr Director, Tech Ops	44
Analyst, Operations	26
Data Scientist	29
Engineer, Software	26
Engineer, Software	37
Principal Engineer	45
Account Manager	29
Engineer, Software	30
VP, Global Video Sales	44
Sr Engineer	45
Managing Director, EMEA	37
Principal Software Eng	55
VP, Prod. Mktg & GTM	46
SVP, Business Operations	44	Y
Director, Account Mgmt	29
Sr Account Mgr, EMEA	29
Principal Data Scientist	40
Account Manager, SEA	26
VP, Engineering Ops	41	Y
Sr. QA Engineer	40
Sr Software Engineer	35
Mgr, Software Engineering	33
Sr Program Manager	36
Dir. GMS, Account Mgmt.	43
Account Executive	27
Sr Director, Engineering	33
VP, Performance Sales	37
Engineer	25
Sr Account Manager	27
Account Director	36
Engineer	35
Assoc Marketing Manager	29
Manager, Corp Training	34
Associate Network Analyst	25
Account Executive	27
Sr. Manager, Mktg & Comm	32
Account Manager	28
Dir. Systems & Analytics	33

SVP,Global Monetize Sol	38	Y
Account Coordinator	24
Account Manager	27
Sales Manager	29
Analyst, Operations	27
Dir. Software Engineering	33
Sr. Principal SW Engineer	32
Marketing Manager	28
Coordinator, Traffic	28
Asc. Dir. Production Svcs	29
Account Manager, SEA	27
Engineer, Software	29
Traffic Coordinator	27
Sr. QA Engineer	34
Account Manager	24
Principal Architect	41
Developer Support	24
Director, Sales	30
Sr Mgr, Platform Accounts	27
Intern- GMS	19
Account Executive	33
Creative Director	34	Y
Technical Account Manager	36
Account Executive	26
VP, Engineering	60
Sr Creative Manager, EMEA	31
Dir. Product Marketing	33
Account Executive	26
Sr Director,Platform Mktg	46
Sr Talent Acquisition Spc	43
General Counsel &Corp Sec	47	Y
Accounting Manager	29
Engineer, Software	26
Assc Account Manager, GMS	24
Principal Software Eng	33
Sr Product Manager	28
UI Developer	26
Accounting Manager	28
Traffic Coordinator	23
Sr Designer, Interactive	32
Mgr, Partner Integration	33
Account Executive	25
Analyst, Operations	27
Sr Sales Manager	44
Head - Account Management	29
Interactive Designer	26

Project Manager, Ops	29
Sr. Mgr., Ops. Analyst	28
Assistant, Executive	49
Senior Account Manager	29
Account Director	29
Account Executive	27
Sr Manager, Strategy	27
Project Coordinator, CS	25
Sr Account Manager	30
Account Coordinator	24
Director, Account Mgmt	28
Agency Sales Manager	36
Sr Account Manager	33
Analyst, Pricing	23
Director, Prod Management	41
Sr Software Engineer	25
Sr Analyst, Sales Ops.	30
Account Executive	29
Director,Business Develop	50
Sr Software Engineer	46
Account Director	42
Account Manager	28
Sr Software Engineer	41
Account Executive	32
VP, Demand Sales	38	Y
Director, Global Events	34
Principal Engineer	52
Account Manager	35
Account Executive	27
Sr Software Engineer	49
Analyst, Operations	31
Analyst, Operations	25
Analyst, Tech Solutions	37
Mgr. Mktg, Sales, Off Mg	34
Acct. Manager, GMS, APAC	26
Associate Analyst, Ops	25
Account Manager	26
Product Manager	29
SVP, Product Management	37
Mgr, Int’l Marketing,EMEA	43
EVP, Strategy	44	Y
Product Manager	32
Partner Integration Spec	29
VP, Programmatic Business	41
Dir. Software Engineering	52
Account Coordinator	23

Account Coordinator	23
Engineer	40
Legal Asst&Corp Paralegal	50
Principal Software Eng	32
Engineer, Client Services	39
Sr Account Manager	25
Senior Systems Engineer	59
Account Director	28
Sr Accountant	29
Engineer, Client Services	27
Sr. Brand Manager	40
Director, Perf Acct Mgmt	30
Demand Services Manager	48
Engineer, Software	32
Engineer, Software	26
Sr Engineer, QA	53
Principal QA Engineer	41
Account Manager	25
Account Manager	28
Account Coordinator	25
Intern - Engineering	20
Sr Agency Sales Manager	44
Director, Market Research	35
Account Manager	25
Systems Engineer	25
Head, GMS Acct Mgmt, EMEA	27
Engineer, Software	31
Programmatic Analytic Mgr	28
SVP, Global Operations	52
Account Director	34
Sr Manager, Operations	30
Associate Engineer	34
Analyst,Media Measurement	26
SVP, Platform Strategy	42
Director, Client Tech SVS	36
VP, Investor Relations	51
Analyst,Platform Accounts	26
Account Executive	32
Assc Account Manager, GMS	27
Team Lead, Traffic	24
Director, Technical Ops	38
Analyst, Ops Engineering	31
Account Manager	33
Sr Program Manager	38
Managing Director APAC	35
Sr Operations Mgr, EMEA	34

Account Director	49
Engineer, Software	23
Sr Software Engineer	31
Sr Account Manager	27
Engineer, Software	29
Engineer, Software	31
Account Executive	26
Sr Analyst,Business Intel	30
Sr Software Engineer	44
Sr Software Engineer	49
Account Manager	26
Analyst, Operations	26
Analyst, MIS	40
Director of Sales	39
Sr Accountant	32
Principal QA Engineer	31
Engineer, Software	28
Principal Data Scientist	39
Associate General Counsel	34